UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2013

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          Submission of Matters to a Vote of Security Holders

Red Robin Gourmet Burgers, Inc. (the “Company”) held its annual stockholders meeting on May 30, 2013 at its Red Robin Innovation Center in Centennial, Colorado.  Of the 14,137,734 shares of common stock issued and outstanding as of the record date, 13,250,177 shares of common stock (approximately 93.7%) were present or represented by proxy at the annual meeting.  The Company’s stockholders elected all of the directors nominated by the Company’s board of directors, approved, on an advisory basis, the Company’s executive compensation and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2013. The results of the voting on the matters submitted to the stockholders are as follows:

1.              Election of directors:

Name	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
Robert B. Aiken	11,127,244	1,286,293	54,962	781,678	89.6%
Lloyd L. Hill	12,367,835	45,767	54,897	781,678	99.6%
Richard J. Howell	12,373,608	39,694	55,197	781,678	99.7%
Glenn B. Kaufman	12,293,834	119,703	54,962	781,678	99.0%
Stuart I. Oran	12,293,937	119,665	54,897	781,678	99.0%
James T. Rothe	12,373,737	39,800	54,962	781,678	99.7%

2.              Approval, on an advisory basis, of the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
12,341,392	69,825	57,282	781,678	99.4%

3.              Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2013:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
12,981,918	214,011	54,248	0	98.4%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Stuart B. Brown
	Name:	Stuart B. Brown
	Title:	Chief Financial Officer